Filed Pursuant to Rule 424(b)(5)
Registration No. 333- 282861

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 28, 2024

Preliminary prospectus supplement (To prospectus dated October 28, 2024)

$300,000,000

Class A common stock

We are offering $300,000,000 of shares of our Class A common stock.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “VERA.” On October 25, 2024, the last reported sale price of our Class A common stock on the Nasdaq Global Market was $41.09 per share. The final public offering price will be determined through negotiation between us and the lead underwriters in the offering and the recent market price used throughout this prospectus supplement may not be indicative of the actual offering price.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds to Vera Therapeutics, Inc., before expenses	$	$
(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional $45,000,000 of shares of Class A common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. See “Underwriting” for more information.

Investing in our Class A common stock involves a high degree of risk. See “Risk factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about   , 2024.

Joint book-running managers

J.P. Morgan	Goldman Sachs & Co. LLC	Evercore ISI	Cantor

   , 2024

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 28, 2024, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where you can find more information” and “Incorporation of certain information by reference” in this prospectus supplement and in the accompanying prospectus.

We and the underwriters are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the information incorporated by referenced herein or therein to “Vera,” “the company,” “we,” “us,” “our” and similar terms refer to Vera Therapeutics, Inc.

S-ii

Prospectus supplement summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our Class A common stock. Before you decide to invest in our Class A common stock, you should carefully read the prospectus supplement and the accompanying prospectus and any related free writing prospectus, including the section titled “Risk factors” contained in this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Company overview

We are a late clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases. Our lead product candidate, atacicept, a self-administered fusion protein that blocks both B-cell activating factor, or BAFF, and A proliferation-inducing ligand, or APRIL, is currently being evaluated for the treatment of immunoglobulin A nephropathy, or IgAN. The Phase 2b ORIGIN clinical trial evaluating the safety and efficacy of atacicept in 116 participants with IgAN reported positive results at three timepoints: 24-week topline results in January 2023, 36-week results in June 2023, 72-week results in January 2024 and 96-week results in October 2024. The trial remained blinded through 36 weeks, after which all participants were eligible for the open label extension portion of the study and received atacicept 150 mg through 96 weeks. At 24 and 36 weeks, respectively, atacicept met its primary endpoint with statistically significant reductions in urine protein creatinine ratio, or UPCR, on atacicept 150 mg, and stable estimated glomerular filtration rate, or eGFR, was observed for participants on atacicept, with clinically meaningful and statistically significant difference versus placebo. Participants treated with atacicept demonstrated reductions in galactose-deficient IgA1, or Gd-IgA1, the autoantigen produced by B cells in patients with IgAN, and a reduction in hematuria. The improvements in Gd-IgA1, hematuria, UPCR and eGFR represent the quartet of findings consistent with IgAN disease modification. The 72-week and 96-week open label extension results showed consistent and sustained reductions in Gd-IgA1, hematuria, UPCR and continued eGFR stabilization. Additionally, atacicept’s safety profile was comparable to placebo. We advanced atacicept 150 mg in a pivotal Phase 3 clinical trial in IgAN in the second quarter of 2023, and we expect to report topline results in the second quarter of 2025. The Phase 2 portion of the ORIGIN clinical trial has been completed. We believe that atacicept has pipeline in a molecule potential, with potential application in multiple diseases. We will be testing atacicept in non-IgAN autoimmune kidney diseases including primary membranous nephropathy, or pMN, focal segmental glomerulosclerosis, or FSGS, and minimal change disease, or MCD, in the Phase 2 PIONEER clinical trial, initiating in 2025. It is estimated that there are approximately 35,000 patients in the United States with pMN, and an additional 35,000 U.S. patients combined with either FSGS or MCD. Additional potential future indications include, but are not limited to, several rheumatologic diseases such as systemic lupus erythematosus, or SLE, and Sjogren’s disease, and hematologic diseases including idiopathic thrombocytopenic purpura, or ITP, and autoimmune hemolytic anemia, or AIHA. We also hold worldwide, exclusive development and commercial rights to MAU868, a potentially first-in-class monoclonal antibody to treat reactivated BK virus, or BKV, infections, for which we completed a Phase 2 clinical trial in 2022. We believe that our current pipeline programs leverage the deep expertise of our team and have strong potential commercial synergies. We hold global developmental and commercial rights to all of our pipeline molecules.

Financial update

Our financial statements for the quarter ended September 30, 2024 will not be available until after this offering is completed and consequently will not be available to you prior to investing in our Class A common stock offered in this offering. Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we expect to report that we had approximately $353.2 million of cash, cash equivalents and marketable securities as of September 30, 2024. We have not yet completed our quarter-end financial close process for the quarter ended September 30, 2024. This estimate of our cash, cash equivalents and marketable securities as of September 30, 2024 is preliminary, has not been audited and is subject to change upon completion of our financial statement closing procedures. Our actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by us, our management, or the underwriters as to our actual results as of and for the quarter ended September 30, 2024. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of September 30, 2024. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it. During the course of the preparation of our financial statements and related notes as of and for the quarter ended September 30, 2024, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by our auditors.

Recent developments

Week 96 data from Phase 2b ORIGIN clinical trial

On October 26, 2024, we announced positive 96-week data from our Phase 2b ORIGIN clinical trial of atacicept in patients with IgAN. Over 96 weeks, participants treated with atacicept demonstrated a -66% reduction in Gd-IgA1, resolution of hematuria in 75% of participants, a -52% reduction in proteinuria and a mean annualized eGFR slope of -0.6 mL/min/1.73m2/year. The cumulative generally favorable safety profile of atacicept remained consistent with that observed during the randomized period, with a 90% completion rate of atacicept treatment.

Phase 2b ORIGIN long-term 96-week results with atacicept was consistent with disease-modifying IgAN profile

Corporate information

We were initially incorporated in Delaware in May 2016 under the name CDF Therapeutics, Inc. In October 2017, we changed our name to Trucode Gene Repair, Inc., and in April 2020, we changed our name to Vera Therapeutics, Inc. Our principal executive offices are located at 8000 Marina Boulevard, Suite 120, Brisbane, California 94005, and our telephone number is (650) 770-0077. Our website address is www.veratx.com. Information contained in, or accessible through, our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is only an inactive textual reference.

We use the VERA THERAPEUTICS word mark, Vera Therapeutics logo and other marks as trademarks in the United States and other countries. This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Implications of being an emerging growth company and smaller reporting company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the date on which we have issued more than $1.0 billion of non-convertible debt instruments during the previous three fiscal years, (iii) the date on which we are deemed a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding equity securities held by non-affiliates, or (iv) December 31, 2026. Based on our public float as of June 28, 2024, the last business day of our second quarter, when we reevaluate our filer status on December 31, 2024, we will qualify as a “large accelerated filer” and will no longer be an emerging growth company.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Based on our public float on June 28, 2024, the last business day of our second fiscal quarter, we will no longer qualify as a smaller reporting company beginning with our first Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025.

The offering

Class A common stock offered by us	$300,000,000 of shares of our Class A common stock.

Option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional $45,000,000 of shares of our Class A common stock from us. This option is exercisable, in whole or in part, for a period of 30 days following the date of this prospectus supplement.

Class A common stock to be outstanding immediately after this offering	shares of our Class A common stock (or shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $   million, or approximately $   million if the underwriters’ option to purchase additional shares of our Class A common stock from us is exercised in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the commercial launch of atacicept in IgAN and the development of new clinical indications for atacicept, and the remainder for general corporate purposes, including working capital, operating expenses and capital expenditures. See “Use of proceeds” for additional information.

Risk factors	See “Risk factors” beginning on page S-6 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our Class A common stock.

Nasdaq Global Market symbol	“VERA.”

The number of shares of our Class A common stock to be outstanding immediately after this offering set forth above is based on 54,816,573 shares of our Class A common stock outstanding as of June 30, 2024, but excludes:

•

6,248,572 shares of Class A common stock issuable upon the exercise of stock options outstanding under our 2021 Equity Incentive Plan, or 2021 Plan, our 2017 Equity Incentive Plan, or 2017 Plan, or our 2024 Inducement Plan, or Inducement Plan, at a weighted-average exercise price of $12.52 per share, as of June 30, 2024;

•	493,834 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2024;

•

492,850 shares of Class A common stock issuable upon the exercise of stock options outstanding under our 2021 Plan or our Inducement Plan granted subsequent to June 30, 2024, at a weighted-average exercise price of $37.51 per share;

•	157,800 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units granted subsequent to June 30, 2024;

•	6,873,404 shares of our Class A common stock reserved for future issuance under our 2021 Plan as of June 30, 2024;

•	Any future increases in the number of shares of our Class A common stock reserved for issuance under our 2021 Plan;

•	1,152,463 shares of our Class A common stock reserved for issuance under our 2021 Employee Stock Purchase Plan, or ESPP, as of June 30, 2024;

•	Any future increases in the number of shares of our Class A common stock reserved for issuance under the ESPP;

•	430,175 shares of our Class A common stock reserved for issuance under our Inducement Plan as of June 30, 2024; and

•

750,000 shares of our Class A common stock that were added to the shares reserved for future issuance under our Inducement Plan subsequent to June 30, 2024, as well as any future increases in the number of shares of our Class A common stock reserved for issuance under the Inducement Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional $45,000,000 of shares of our Class A common stock, no exercise of the outstanding stock options summarized above, and no vesting or settlement of the outstanding restricted stock units summarized above.

Risk factors

Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated or superseded by the risks and uncertainties described in our subsequent filings under the Exchange Act, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks related to this offering

Our management team will have broad discretion to use the net proceeds from this offering, and its investment of these proceeds may not yield a favorable return.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our stockholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described in the section titled “Use of proceeds.” The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including any milestone payments received or paid in connection with any future strategic partnerships and royalties on sales of any future approved product. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

If you purchase shares of Class A common stock in this offering, you will experience immediate and substantial dilution of your investment.

The price of our Class A common stock in this offering may be higher than the net tangible book value per share of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share. Based on the public offering price of $    per share, our as adjusted net tangible book value as of June 30, 2024 would have been $    million, or $    per share, representing an immediate increase in the net tangible book value per share of $    to existing stockholders and an immediate dilution of $    in net tangible book value per share to investors purchasing Class A common stock in this offering, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price. To the extent outstanding stock options are exercised or outstanding restricted stock units vest and settle, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and issue additional shares of Class A common stock or securities convertible or exchangeable for our Class A common stock, our then-existing stockholders may experience dilution, and the new securities may have rights senior to those of our Class A common stock offered in this offering.

We do not intend to pay dividends on our Class A common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our capital stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, the terms of our Loan and Security Agreement, dated December 17, 2021, as amended, with Oxford Finance LLC, or Oxford, place certain limitations on our ability to pay cash dividends without the consent of Oxford. Any return to stockholders will therefore be limited to the appreciation of their stock.

We may not sustain an active trading market for our Class A common stock, and you may not be able to resell your shares of our Class A common stock at or above the offering price, if at all.

The public offering price for our Class A common stock will be determined through negotiations with the underwriters and may not be indicative of the price at which our Class A common stock will trade after the closing of this offering. Although our Class A common stock has been listed on the Nasdaq Global Market since May 14, 2021, an active trading market for our shares may not be sustained in the future. If an active market for our Class A common stock is not sustained, it may be difficult for you to sell shares you purchased in this offering at an attractive price or at all.

In addition, certain existing stockholders of our company and their affiliates may purchase shares of Class A common stock being sold by the Company in this offering at the public offering price and on the same terms as the other shares of Class A common stock being offered.

This concentration of ownership by our existing stockholders may result in fewer shares being actively traded in the public market because these stockholders may be restricted from selling such shares under applicable securities laws, which could reduce the liquidity of the market and the available public float for our shares of Class A common stock.

Special note regarding forward-looking statements

This prospectus supplement and accompanying prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. All statements contained in this prospectus supplement and accompanying prospectus regarding future events, results or outcomes, including our future results of operations and financial position, including our preliminary cash estimates, business strategy, research and development costs, the anticipated timing, costs and conduct of our planned clinical trials for our product candidates, the timing and likelihood of regulatory filings and approvals for our product candidates, our ability to commercialize our product candidates, if approved, the pricing and reimbursement of our product candidates, if approved, the potential benefits of strategic collaborations and our ability to enter into strategic arrangements, timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement, as applicable, and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See the section titled “Where you can find more information.”

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement, and accompanying prospectus or the documents incorporated by reference in this prospectus supplement, as applicable, and while we believe such information provides a reasonable basis for these statements, and our management is responsible for the accuracy of such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Use of proceeds

We estimate that the net proceeds from our issuance and sale of shares of our Class A common stock in this offering will be approximately $    million, or approximately $    million if the underwriters exercise their option to purchase additional shares of our Class A common stock in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the commercial launch of atacicept in IgAN and the development of new clinical indications for atacicept, and the remainder for general corporate purposes, including working capital, operating expenses and capital expenditures.

We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest bearing instruments in accordance with our investment policy.

The amounts and timing of our actual expenditures will depend on numerous factors, including the time and cost necessary to conduct our planned clinical trials, the results of our planned clinical trials and other factors described in the section titled “Risk factors” in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, as well as the amount of cash used in our operations and any unforeseen cash needs. Therefore, our actual expenditures may differ materially from the estimates described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Dilution

As of June 30, 2024, we had a historical net tangible book value of $327.9 million, or $5.98 per share of common stock, based on 54,816,573 shares of Class A common stock outstanding as of such date. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of Class A common stock outstanding at June 30, 2024.

After giving effect to the sale by us of shares of Class A common stock in this offering at the public offering price of $    per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been approximately $    million, or approximately $    per share. This amount represents an immediate increase in our net tangible book value of approximately $    per share to our existing stockholders and an immediate dilution in our net tangible book value of approximately $    per share to investors purchasing Class A common stock in this offering. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the amount of cash paid by an investor for a share of Class A common stock in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Historical net tangible book value per share as of June 30, 2024	$5.98
Increase in net tangible book value per share attributable to investors purchasing shares in this offering
As adjusted net tangible book value per share after giving effect to this offering
Dilution in net tangible book value per share to investors purchasing shares in this offering		$

If the underwriters exercise in full their option to purchase up to    additional shares of Class A common stock at the public offering price of $    per share, the as adjusted net tangible book value per share after this offering would be approximately $    , representing an increase in net tangible book value of approximately $    per share to our existing stockholders and immediate dilution in net tangible book value of approximately $    per share to new investors purchasing our Class A common stock in this offering at the public offering price.

The above table and calculations (other than net tangible book value calculations) are based on 54,816,573 shares of our Class A common stock outstanding as of June 30, 2024, and excludes:

•

6,248,572 shares of Class A common stock issuable upon the exercise of stock options outstanding under our 2021 Plan, our 2017 Plan or our Inducement Plan at a weighted-average exercise price of $12.52 per share, as of June 30, 2024;

•	493,834 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2024;

•

492,850 shares of Class A common stock issuable upon the exercise of stock options outstanding under our 2021 Plan or our Inducement Plan granted subsequent to June 30, 2024, at a weighted-average exercise price of $37.51 per share;

•	157,800 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units granted subsequent to June 30, 2024;

•	6,873,404 shares of our Class A common stock reserved for future issuance under our 2021 Plan as of June 30, 2024;

•	Any future increases in the number of shares of our Class A common stock reserved for issuance under our 2021 Plan;

•	1,152,463 shares of our Class A common stock reserved for issuance under our ESPP as of June 30, 2024;

•	Any future increases in the number of shares of our Class A common stock reserved for issuance under the ESPP;

•	430,175 shares of our Class A common stock reserved for issuance under our Inducement Plan as of June 30, 2024; and

•

750,000 shares of our Class A common stock that were added to the shares reserved for future issuance under our Inducement Plan subsequent to June 30, 2024, as well as any future increases in the number of shares of our Class A common stock reserved for issuance under the Inducement Plan.

To the extent that any outstanding options are exercised, outstanding restricted stock units vest or settle, or new options or restricted stock units are issued under our stock-based compensation plans, or we issue additional shares of Class A common stock in the future, there will be further dilution to investors participating in this offering.

Material U.S. federal income tax consequences to non-U.S. holders of our Class A common stock

The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our Class A common stock offered pursuant to this prospectus. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws, or any other U.S. federal tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings, and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our Class A common stock offered by this prospectus and who hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•

partnerships or other entities or arrangements treated as partnerships, S corporations or other pass-through entities, or disregarded entities for U.S. federal income tax purposes (and investors therein);

•	“controlled foreign corporations;”

•	“passive foreign investment companies;”

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers or dealers in securities;

•	persons who have elected to mark securities to market;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	persons that acquired our Class A common stock pursuant to the exercise of warrants or conversion rights under convertible instruments;

•	persons who hold Class A common stock that constitutes “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•	persons who acquired our Class A common stock in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•	persons that own, or have owned, actually or constructively, more than 5% of our Class A common stock;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons holding our Class A common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our Class A common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Class A common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR CLASS A COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of non-U.S. holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Class A common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on our Class A common stock

Since inception, we have never declared or paid any cash dividends on our capital stock, and we do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. However, if we make cash or other property distributions on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Class A common stock, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our Class A common stock and will be treated as described under the section titled “Gain on disposition of our Class A common stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code, or FATCA, dividends paid to a non-U.S. holder of our Class A common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form, or applicable successor form) certifying such holder’s qualification for the reduced rate.

This certification must be provided to us or the applicable withholding agent before the payment of dividends and must be updated periodically. In the case of a non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our Class A common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our Class A common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States, if required by an applicable tax treaty), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our Class A common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on disposition of our Class A common stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Class A common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our Class A common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Class A common stock, and our Class A common stock is not regularly traded on an established securities market as defined by applicable Treasury Regulations

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We do not believe that we are, or have been, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our Class A common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our Class A common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on foreign entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our Class A common stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our Class A common stock. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our Class A common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers (including applicable withholding agents) may generally rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our Class A common stock.

Underwriting

We are offering the shares of our Class A common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Evercore Group L.L.C. and Cantor Fitzgerald & Co. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
Evercore Group L.L.C.
Cantor Fitzgerald & Co.

Total

The underwriters are committed to purchase all the shares of Class A common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $   per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $   per share from the public offering price. After the offering of the shares to the public, if all of the shares of Class A common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to purchase up to an additional    shares of our Class A common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to us per share of Class A common stock. The underwriting fee is $   per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares	With full option to purchase additional shares
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $   .

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Class A common stock or securities convertible into or exercisable or exchangeable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Class A common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Class A common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Evercore Group L.L.C. and Cantor Fitzgerald & Co. for a period of 60 days after the date of this prospectus supplement, other than the shares of our Class A common stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of Class A common stock or securities convertible into or exercisable for shares of our Class A common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of our Class A common stock or securities convertible into or exercisable or exchangeable for shares of our Class A common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement; (iii) grants of inducement awards and the issuance of shares of our Class A common stock or securities convertible into or exercisable or exchangeable for shares of our Class A common stock (whether upon the exercise of inducement awards or otherwise) to persons not previously one of our employees or directors, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with us pursuant to the terms of an inducement plan that we may adopt, as described in this prospectus supplement; (iv) the issuance of up to 10% of the outstanding shares of our Class A common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, our Class A common stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; (v) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement, any plan proposed to be adopted and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (vi) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of our Class A common stock, provided that such plan does not provide for the transfer of shares of our Class A common stock during the lock-up period; or (vii) our filing of any registration statement required by the terms of existing registration rights agreements described in this prospectus supplement.

Our directors and executive officers, and certain stockholders affiliated with our directors, referred to herein as lock-up parties, have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days, in the case of our directors and executive officers, or 45 days, in the case of certain stockholders affiliated with our directors, after the date of this prospectus supplement, referred to herein as the restricted period, may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Evercore Group L.L.C. and Cantor Fitzgerald & Co., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A or Class B common stock, or common stock, or any securities convertible into or exercisable or exchangeable for our common stock, including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant, collectively referred to herein as the lock-up securities; (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities except for a registration statement on Form S-8, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including, but not limited to: (i) transactions, transfers, sales or dispositions of, or entering into any other transactions (including any swap) relating to the lock-up securities acquired in this offering or in the open market or other transactions after the completion of this offering, or that otherwise do not involve or relate to securities owned by the lock-up parties prior to this offering, provided that no filing under the Exchange Act or other public disclosure shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of shares of common stock or other securities acquired in such open market transactions during the restricted period, other than any required filing under Section 13 of the Exchange Act; (ii) transfers of lock-up securities by gift, including, without limitation, to a charitable organization, or by will or intestate succession to the legal representative, heir or beneficiary of the lock-up party or any family member, or to a trust whose beneficiaries consist exclusively of one or more of the lock-up party and/or a family member; provided, however, that such transfer is not for consideration; (iii) transfers or dispositions of the lock-up securities to a corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which, in each case, are held by the lock-up party or any family member; (iv) transfers of the lock-up securities by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; (v) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, distributions or transfers of the lock-up securities to (x) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, (y) any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (z) limited partners, general partners, members, directors, officers, employees, managers, managing members, stockholders or other equity holders of the lock-up party or of the entities described in the preceding clauses (x) and (y); (vi) transfers or dispositions of common stock to us as forfeitures (x) to satisfy tax withholding and remittance obligations of the lock-up party in connection with the vesting or exercise of equity awards granted pursuant to our equity incentive plans or (y) pursuant to a net exercise or cashless exercise by the stockholder of outstanding equity awards pursuant to our equity incentive plans; provided, however, that in each case, any such equity incentive plans exist as of the date of the underwriting agreement and are described in this prospectus supplement; (vii) transfers of the lock-up securities pursuant to a change of control of the company (meaning the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of common stock the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons other than the company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the company) after this offering that has been approved by the independent members of our board of directors, provided, that in the event that such change of control is not completed, the lock-up securities owned by the lock-up party shall remain subject to the restrictions described herein; (viii) transfers of the lock-up securities arising as a result of the termination of employment of the lock-up party to us pursuant to agreements that are in effect as of the date of the underwriting agreement for this offering and disclosed in this prospectus supplement, under which we have the option to repurchase such lock-up securities or a right of first refusal with respect to transfers of such lock-up securities; or (ix) transfers pursuant to a 10b5-1 Plan that is in effect as of the date of the lock-up agreement; provided, however, that in the case of any transfer during the restricted period, if the lock-up party is required to file a report under Section 16 of the Exchange Act, the lock-up party shall include a statement in such report to the effect that such transfer is being made pursuant to a previously adopted 10b5-1 Plan.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “VERA”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Stock Market, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Canada

(A) Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities

(B) Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

A.	You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

B.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area, or Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (DFSA). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (DIFC), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.

Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (CMA) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on our behalf. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (BVI Companies), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

China

This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the FSCMA), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the

FETL). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (the Commission) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the securities in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)	the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorised financial service providers under South African law;

(v) financial institutions recognised as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in ©, (d) or ©, acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Legal matters

Cooley LLP, San Francisco, California, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of Class A common stock offered hereby. Goodwin Procter LLP, New York, New York has acted as counsel to the underwriters in connection with this offering.

Experts

The financial statements of Vera Therapeutics, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement and the exhibits thereto. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference therein. For further information with respect to us and the Class A common stock we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.veratx.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC (Commission File No. 001-40407) will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024, or the Annual Report;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 3, 2024 and proxy statement supplement filed as additional definitive materials with the SEC on May 3, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, and June 30, 2024 filed with the SEC on May 10, 2024 and August 8, 2024, respectively;

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January  8, 2024, January  25, 2024, January  29, 2024, January  30, 2024, May  17, 2024, June  12, 2024, July  2, 2024 and October 28, 2024; and

•

the description of our Class  A common stock in our registration statement on Form 8-A filed with the SEC on May 11, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement or the underlying prospectus is delivered, without charge upon the written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 8000 Marina Boulevard, Suite 120, Brisbane, California 94005, or by telephoning us at (650) 770-0077.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we or selling securityholders may offer and sell any combination of the securities described in this prospectus in one or more offerings, either individually or in combination with other securities. We or selling securityholders may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “VERA.” On October 25, 2024, the last reported sales price of our Class A common stock was $41.09 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

We or the selling securityholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we or the selling securityholders expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 28, 2024

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or selling securityholders may offer and sell from time to time in one or more offerings any combination of the securities described in this prospectus, either individually or in combination with other securities described in this prospectus. No limit exists on the aggregate number or amount of securities we may sell pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or the selling securityholders may offer.

Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date set forth on the front of the document and any information we have incorporated by reference is correct only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context requires otherwise, references in this prospectus to “Vera,” “the company,” “we,” “us,” “our” or similar terms refer to Vera Therapeutics, Inc.

Company Overview

We are a late clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases. Our lead product candidate, atacicept, a self-administered fusion protein that blocks both B-cell activating factor, or BAFF, and A proliferation-inducing ligand, or APRIL, is currently being evaluated for the treatment of immunoglobulin A nephropathy, or IgAN. The Phase 2b ORIGIN clinical trial evaluating the safety and efficacy of atacicept in 116 participants with IgAN reported positive results at three timepoints: 24-week topline results in January 2023, 36-week results in June 2023, 72-week results in January 2024, and 96-week results in October 2024. The trial remained blinded through 36 weeks, after which all participants were eligible for the open label extension portion of the study and received atacicept 150 mg through 96 weeks. At 24 and 36 weeks, respectively, atacicept met its primary endpoint with statistically significant reductions in urine protein creatinine ratio, or UPCR, on atacicept 150 mg, and stable estimated glomerular filtration rate, or eGFR, was observed for participants on atacicept, with clinically meaningful and statistically significant difference versus placebo. Participants treated with atacicept demonstrated reductions in galactose-deficient IgA1, or Gd-IgA1, the autoantigen produced by B cells in patients with IgAN, and a reduction in hematuria. The improvements in Gd-IgA1, hematuria, UPCR and eGFR represent the quartet of findings consistent with IgAN disease modification. The 72-week and 96-week open label extension results showed consistent, and sustained reductions in Gd-IgA1, hematuria, UPCR and continued eGFR stabilization. Additionally, atacicept’s safety profile was comparable to placebo. We advanced atacicept 150 mg in a pivotal Phase 3 clinical trial in IgAN in the second quarter of 2023, and we expect to report topline results in the second quarter of 2025. The Phase 2 portion of the ORIGIN clinical trial has been completed. We believe that atacicept has pipeline in a molecule potential, with potential application in multiple diseases. We will be testing atacicept in non-IgAN autoimmune kidney diseases including primary membranous nephropathy, or pMN, focal segmental glomerulosclerosis, or FSGS, and minimal change disease, or MCD, in the Phase 2 PIONEER clinical trial, initiating in 2025. It is estimated that there are approximately 35,000 patients in the United States with pMN, and an additional 35,000 U.S. patients combined with either FSGS or MCD. Additional potential future indications include, but are not limited to, several rheumatologic diseases such as systemic lupus erythematosus, or SLE, and Sjogren’s disease, and hematologic diseases including idiopathic thrombocytopenic purpura, or ITP, and autoimmune hemolytic anemia, or AIHA. We also hold worldwide, exclusive development and commercial rights to MAU868, a potentially first-in-class monoclonal antibody to treat reactivated BK virus, or BKV, infections, for which we completed a Phase 2 clinical trial in 2022. We believe that our current pipeline programs leverage the deep expertise of our team and have strong potential commercial synergies. We hold global developmental and commercial rights to all of our pipeline molecule.

Summary Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Risk Factors,” “Risk Factor Summary,” “Summary of Risks Associated with Our Business” and similar titles in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the date on which we have issued more than $1.0 billion of non-convertible debt instruments during the previous three fiscal years, (iii) the date on which we are deemed a “large accelerated filer” under the rules of the SEC with at least $700.00 million of outstanding equity securities held by non-affiliates, or (iv) December 31, 2026. Based on our public float as of June 28, 2024, the last business day of our second quarter, when we reevaluate our filer status on December 31, 2024, we will qualify as a “large accelerated filer” and will no longer be an emerging growth company.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Based on our public float on June 28, 2024, the last business day of our second fiscal quarter, we will no longer qualify as a smaller reporting company beginning with our first Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025.

Corporate Information

We were initially incorporated in Delaware in May 2016 under the name CDF Therapeutics, Inc. In October 2017, we changed our name to Trucode Gene Repair, Inc., and in April 2020, we changed our name to Vera Therapeutics, Inc. Our principal executive offices are located at 8000 Marina Boulevard, Suite 120, Brisbane, California 94005, and our telephone number is (650) 770-0077. Our website address is www.veratx.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only an inactive textual reference.

We use the VERA THERAPEUTICS word mark, Vera Therapeutics logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The Securities We May Offer

We or selling securityholders may offer shares of our Class A common stock, shares of our preferred stock, various series of debt securities and warrants to purchase any of such securities either individually or in combination with other securities from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We or selling securityholders may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the estimated net proceeds to us.

Class A Common Stock. We or selling securityholders may sell shares of our Class A common stock from time to time. Holders of our Class A common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Class A common stock are entitled to share ratably with holders of our Class B common stock in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our Class A common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, our Class A common stock or any other securities convertible into shares of Class A common stock, or any redemption rights. We may only offer shares of our Class A common stock pursuant to the registration statement of which this prospectus forms a part. For more information on our Class A and Class B common stock, see the description below under the heading “Description of Capital Stock.”

Preferred Stock. We or selling securityholders may sell shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we or selling securityholders are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We or selling securityholders may sell debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our Class A common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We or selling securityholders may sell warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with Class A common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the applicable prospectus supplement relating to the particular series of warrants being offered.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See the section titled “Selling Securityholders” on page 29 of this prospectus.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments. See “Use of Proceeds” on page 10 of this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

Nasdaq Global Market Listing

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “VERA.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, as updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties.

These forward-looking statements speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. These statements involved risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents incorporated by reference herein, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

•	our financial performance;

•	the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	the scope, progress, results and costs of developing our product candidates and conducting nonclinical studies and clinical trials;

•

the timing and costs involved in obtaining and maintaining regulatory approval of our product candidates and the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations for our product candidates for various diseases;

•	our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and our ability to grow a sales team;

•	the ability to license additional intellectual property relating to any future product candidates and to comply with our existing license agreements;

•	the impact of unfavorable geopolitical and macroeconomic conditions on our business and operations;

•	the implementation of our strategic plans for our business and current product candidates or any other product candidates we may develop;

•	the size of the market opportunity for our product candidates in each of the diseases we target;

•	our reliance on third parties to conduct nonclinical research activities, and for the manufacture of our product candidates;

•	the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•	our estimates of the number of patients in potential commercial markets who suffer from the diseases we target and the number of subjects that will enroll in our clinical trials;

•	the progress and focus of our current and future clinical trials, and the reporting of data from those trials;

•	our ability to advance product candidates into and successfully complete clinical trials;

•	the ability of our clinical trials to demonstrate the safety and efficacy of our product candidates, and other positive results;

•	the success of competing therapies that are or may become available;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•	our plans relating to the further development and manufacturing of our product candidates, including additional indications that we may pursue;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our potential and ability to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•	the rate and degree of market acceptance of our product candidates, as well as the pricing and reimbursement of our product candidates, if approved;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates;

•	our plans and ability to obtain and protect intellectual property rights;

•	the scope of protection we are able to establish and maintain for intellectual property rights, including atacicept, MAU868 and any other product candidates we may develop;

•	our ability to retain the continued service of our key personnel and to identify, hire, and then retain additional qualified personnel; and

•	our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See the section titled “Where You Can Find Additional Information” in this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.001 per share, 14,600,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. All of our authorized shares of preferred stock are undesignated.

Common Stock

Voting Rights and Conversion Rights

The holders of our Class A common stock are entitled to one vote per share of Class A common stock on any matter that is submitted to a vote of our stockholders and holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors. Additionally, holders of our Class A common stock have no conversion rights, while holders of our Class B common stock have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 9.9% of any class of our securities registered under the Exchange Act, unless otherwise as expressly provided for in our amended and restated certificate of incorporation. However, this ownership limitation may be increased to any other percentage designated by such holder of Class B common stock upon 61 days’ notice to us or decreased by such holder at any time. Holders of our Class B common stock are also permitted to make certain transfers of Class B common stock to non-affiliates, upon which such transferred shares could be immediately converted into shares of our Class A common stock.

Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors for our Class A common stock. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election by a plurality of the votes cast at each annual meeting of our stockholders holding shares of Class A common stock, with the directors in the other classes continuing for the remainder of their respective three-year terms. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified structure of our board of directors, the size of our board of directors, removal of directors, director liability, vacancies on our board of directors, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Economic Rights

Except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, and other than the voting rights and conversion rights stated above, all shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects for all matters, including those described below.

Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class B common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Liquidation Rights. On our liquidation, dissolution or winding-up, the holders of our Class A common stock and Class B common stock will be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

No Preemptive or Similar Rights

The holders of shares of our Class A common stock and Class B common stock are not entitled to preemptive rights, and are not subject to redemption or sinking fund provisions.

Preferred Stock

Undesignated Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our Class A common stock and may adversely affect the market price of the Class A common stock and the voting and other rights of the holders of Class A common stock. We have no current plans to issue any shares of preferred stock.

Additional Series of Preferred Stock

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provision for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our Class A or Class B common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of Class A common stock are able to elect all of our directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that stockholders may only take action at a duly called meeting of stockholders. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, or our chief executive officer or president. Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.

The foregoing provisions, including those described in “Voting Rights and Conversion Rights” above, may make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom is the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on our behalf; (ii) any claim or cause of action for a breach of fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders; (iii) any claim or cause of action against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against us or any of our current or former directors, officers, or other employees governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Additionally, our amended and restated certificate of incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

Exchange Listing

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “VERA.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, Floor 23, New York, NY 10005. The transfer agent for any series of preferred stock that we or selling securityholders may offer under this prospectus will be named and described in the applicable prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we or selling securityholders may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with Class A common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we or selling securityholders may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we or selling securityholders are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we or selling securityholders may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase Class A common stock, the number of shares of Class A common stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•

in the case of warrants to purchase preferred stock, the number of shares of preferred stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase Class A common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any;

•	in the case of warrants to purchase preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities covered hereby from time to time pursuant to underwritten public offerings, “at-the-market” offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants. We or selling securityholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the name or names of the selling securityholders, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options pursuant to which underwriters may purchase additional securities from us or any selling securityholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. If a dealer is used in the sale of securities, we, a selling stockholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We or selling securityholders may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our Class A Class A common stock which is listed on the Nasdaq Global Market. We have no current plans for listing of the preferred stock, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP will pass upon certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto.

EXPERTS

The financial statements of Vera Therapeutics, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.veratx.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40407):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024, or the Annual Report;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 3, 2024 and proxy statement supplement filed as additional definitive materials with the SEC on May 3, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, and June 30, 2024 filed with the SEC on May 10, 2024 and August 8, 2024, respectively;

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January  8, 2024, January  25, 2024, January  29, 2024, January  30, 2024, May  17, 2024, June  12, 2024, and July 2, 2024; and

•

the description of our Class  A common stock in our registration statement on Form 8-A filed with the SEC on May 11, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 8000 Marina Boulevard, Suite 120 Brisbane, California 94005, or by telephoning us at (650) 770-0077.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a later statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

$300,000,000

Class A common stock

Prospectus supplement

Joint book-running managers

J.P. Morgan	Goldman Sachs & Co. LLC	Evercore ISI	Cantor

   , 2024